UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddlers Green Circle, Suite 200N
Greenwood Village, Colorado            80111
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ	(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Changes in Registrant's Certifying Accountant.
(a)Dismissal of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors of Red Robin Gourmet Burgers, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2021. Multiple firms were invited to participate in this process including KPMG LLP (“KPMG”) which has served as the Company’s independent registered public accounting firm since 2015.
As a result of this process, following the review and evaluation of the proposals from the participating firms, on March 4, 2021, the Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2021, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. On the same date, the Audit Committee dismissed KPMG as the Company’s independent registered accounting firm.
KPMG’s audit reports on the Company’s consolidated financial statements as of and for the two most recent fiscal years ended December 27, 2020 and December 29, 2019 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:
KPMG's report on the Company's consolidated financial statements as of and for the fiscal years ended December 27, 2020 and December 29, 2019, contained a separate paragraph stating that "As discussed in Note 11 to the consolidated financial statements, the Company has changed its method for accounting for leases as of December 31, 2018 due to the adoption of Accounting Standards Update No. 2016-02, Leases."
KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 27, 2020 and December 29, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 27, 2020 and December 29, 2019, and in the subsequent interim period through March 4, 2021: (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).
The Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG’s letter dated March 9, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b)Engagement of New Independent Registered Public Accounting Firm
As set forth above, on March 4, 2021, concurrent with the dismissal of KPMG as the Company’s independent registered public accounting firm, the Audit Committee engaged Deloitte as Company’s new independent registered public accounting firm for the fiscal year ending December 26, 2021 and signed an engagement letter with Deloitte on March 8, 2021.
During the Company’s two most recent fiscal years ended December 27, 2020 and December 29, 2019, and during the subsequent interim period preceding Deloitte’s engagement, neither the Company, nor anyone on its behalf, has consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
16.1	Letter of KPMG LLP to the Securities and Exchange Commission, dated March 9, 2021, regarding statements included in this Current Report on Form 8-K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2021

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Lynn S. Schweinfurth
Name:	Lynn S. Schweinfurth
Title:	Executive Vice President and Chief Financial Officer

4